CENTRAL EUROPEAN MEDIA ENTERPRISES
REPORTS 2006 FOURTH QUARTER AND FULL-YEAR RESULTS

FOURTH QUARTER
- Net Revenues Increase 41%
- Operating Income Improves $31.0 Million to $73.9 Million
- Segment(1) EBITDA Increases 38%

FULL-YEAR
- Net Revenues Increase 50%
- Operating Income grows $88.5 Million to $140.7 Million
- Segment(1) EBITDA Increases 39%

HAMILTON, BERMUDA, March 1, 2007 - Central European Media Enterprises Ltd. (CME) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three months and year ended December 31, 2006.

Compared to the fourth quarter of 2005, consolidated net revenues for the fourth quarter of 2006 increased 41% to $214.3 million. Operating income for the quarter increased $31.0 million to $73.9 million. In the quarter, net income from continuing operations declined $3.5 million, and fully diluted earnings per share in respect of continuing operations decreased by $0.13 to $0.64. Compared to the fourth quarter of 2005, Segment(1) EBITDA for the quarter increased 38% to $96.8 million.

Compared to the year ended December 31, 2005, consolidated net revenues for the year ended December 31, 2006 increased 50% to $603.1 million. Operating income increased $88.5 million to $140.7 million. Net income from continuing operations decreased $17.5 million to $25.3 million, and fully diluted earnings per share in respect of continuing operations decreased $0.59 to $0.62. Compared to the year ended December 31, 2005, Segment(1) EBITDA for the year ended December 31, 2006 increased 39% to $218.8 million. Our consolidated results for 2006 include TV Nova in the Czech Republic, which we acquired on May 2, 2005, and Markiza in the Slovak Republic, which was not consolidated in 2005.

Michael Garin, Chief Executive Officer of CME, said, "2006 was a spectacular year especially for a company whose principal business is focused on traditional media. While western companies struggle with their future, we increased our Segment Net Revenues by 30% and Segment EBITDA by 39% and expect to continue to meet the high expectations of our shareholders. It is particularly gratifying that we have delivered record breaking audience share results which can be attributed to the operating management who oversee our activities."

- continued -

(1)
Segment Data, Segment Net Revenues and Segment EBITDA are all non US-GAAP measures For further details, including a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)’ below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Consolidated Results for the Three Months Ended December 31, 2006

Consolidated Net Revenues for the three months ended December 31, 2006 increased by 41% to $214.3 million from $152.5 million for the three months ended December 31, 2005. Operating income for the quarter was $73.9 million compared to $42.9 million for the three months ended December 31, 2005. Net income for the quarter was $26.2 million compared to $34.6 million for the three months ended December 31, 2005. Fully diluted earnings per share for the three months ended December 31, 2006 decreased $0.26 to $0.64.

Headline Consolidated Results for the three months ended December 31, 2006 and 2005 were:

	CONSOLIDATED RESULTS (Unaudited)
	For the Three Months Ended December 31, (US $000’s)
	2006	2005	$ change	% change
Net revenues	$214,290	$152,498	$61,792	41%
Operating income (1)	$73,887	$42,920	$30,967	72%
Net income from continuing operations (1)	$26,232	$29,689	$(3,457)	(12)%
Net income (1)	$26,232	$34,552	$(8,320)	(24)%
Fully diluted earnings per share from continuing operations	$0.64	$0.77	$(0.13)	(17)%
Fully diluted earnings per share	$0.64	$0.90	$(0.26)	(29)%
(1) 2005 has been restated; for further details see page 4.

Consolidated Results for the Year Ended December 31, 2006

Consolidated Net Revenues for the year ended December 31, 2006 increased by 50% to $603.1 million from $401.0 million for the year ended December 31, 2005. Operating income for the year was $140.7 million compared to $52.2 million for the year ended December 31, 2005. Net income for the year was $20.4 million compared to $42.3 million for the year ended December 31, 2005. Fully diluted earnings per share decreased from $1.19 to $0.50 for the year ended December 31, 2006.

Headline Consolidated Results for the years ended December 31, 2006 and 2005 were:

	CONSOLIDATED RESULTS
	For the Year Ended December 31, (US $000’s)
	2006	2005	$ change	% change
Net revenues	$603,115	$400,978	$202,137	50%
Operating income (1)	$140,674	$52,196	$88,478	170%
Net income from continuing operations (1)	$25,287	$42,835	$(17,548)	(41)%
Net income (1)	$20,424	$42,322	$(21,898)	(52)%
Fully diluted earnings per share from continuing operations	$0.62	$1.21	$(0.59)	(49)%
Fully diluted earnings per share	$0.50	$1.19	$(0.69)	(58)%
(1) 2005 has been restated; for further details see page 4.

Segment(1) Results

We evaluate the performance of our television operations based on Segment(1) Net Revenues and EBITDA (earnings before interest, taxes, depreciation and amortization).

Segment(1) Results for the Three Months Ended December 31, 2006

For the three months ended December 31, 2006, Total Segment(1) Net Revenues increased 24% to $214.3 million from $172.8 million for the three months ended December 31, 2005. Total Segment(1) EBITDA for the three months ended December 31, 2006 increased 38% to $96.8 million from $70.2 million in the three months ended December 31, 2005. Segment(1) EBITDA Margin for the three months ended December 31, 2006 was 45% compared to 41% for the three months ended December 31, 2005.

Our Total Segment(1) Net Revenues, Total Segment(1) EBITDA and Segment(1) EBITDA margin for the three months ended December 31, 2006 and 2005 were:

	SEGMENT (1) RESULTS (Unaudited)
	For the Three Months Ended December 31, (US $000's)
	2006	2005	$ change	% change
Total Segment Net Revenues	$214,290	$172,774	$41,516	24%
Total Segment EBITDA	$96,772	$70,241	$26,531	38%
Segment EBITDA Margin	45%	41%

Segment(1) Results for the Year Ended December 31, 2006

For the year ended December 31, 2006, Total Segment(1) Net Revenues increased 30% to $604.9 million from $465.2 million for the year ended December 31, 2005. Total Segment(1) EBITDA for the year ended December 31, 2006 increased 39% to $218.8 million from $157.9 million in the year ended December 31, 2005. Segment(1) EBITDA Margins for the year ended December 31, 2006 and 2005 were 36% and 34%, respectively.

Our Total Segment(1) Net Revenues, Total Segment(1) EBITDA and Segment(1) EBITDA margin for the year ended December 31, 2006 and 2005 were:

	SEGMENT(1) RESULTS (Unaudited)
	For the Year Ended December 31, (US $000's)
	2006	2005	$ change	% change
Total Segment Net Revenues	$604,875	$465,244	$139,631	30%
Total Segment EBITDA	$218,842	$157,861	$60,981	39%
Segment EBITDA Margin	36%	34%

(1)
Segment Data, Segment Net Revenues and Segment EBITDA are all non US-GAAP measures For further details, including a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)’ below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Restatement

As previously announced, subsequent to the issuance of our financial statements as of and for the period ended June 30, 2006 we initiated a voluntary review of our historical stock option granting practices for the period from 1994 to 2002. Our Audit Committee conducted the review with the assistance of independent legal counsel and an independent accounting firm. The Audit Committee found certain instances of administrative and procedural deficiencies that resulted in incorrect accounting measurement dates and other incorrect accounting, but found no evidence from which it could be concluded that the errors were the result of deliberate or intentional misconduct. These accounting errors resulted from grants made to grantees where the list of grantees and/or shares allocated to them were not sufficiently definitive for the grant to be deemed final as of the reported measurement date as well as from a small number of grants made to employees and non-employees that had been accounted for incorrectly. Errors were discovered in the accounting for grants made in the period between 1994 and 1998; we believe the impact of these instances to be immaterial for each prior year and they neither relate to nor have an impact on the current period.

We concluded that correcting the error in the financial statements for year ended December 31, 2006 would be material; therefore in accordance with SAB 108, we have restated our historic financial statements. The restatement is immaterial to the prior years.

The restatement above had the impact on our previously presented financial information as set out below. All amounts are in US$ 000’s except per share data:

	As reported	Adjustment	As restated

Retained deficit at December 31, 2005	(44,973)	(7,181)	(52,154)
Additional paid-in capital at December 31, 2005	746,880	7,181	754,061

Corporate operating costs for the three months ended December 31, 2005	(9,392)	(47)	(9,439)

Corporate operating costs for the year ended December 31, 2005	(25,374)	(173)	(25,547)

The company will host a teleconference to discuss its fourth quarter and full-year 2006 results on Thursday, March 1, 2007 at 9:30 a.m. New York time (2:30 p.m. London time and 3:30 p.m. Prague time). The teleconference will refer to presentation slides which will be available on CME’s website www.cetv-net.com prior to the call. To access the teleconference, please dial +1 973-321-1024 (U.S. and International callers) ten minutes prior to the start time. The conference call will be broadcast live via www.cetv-net.com. If you cannot listen to the teleconference at its scheduled time, there will be a replay available for two weeks following the call that can be accessed by dialing +1 973-341-3080 (U.S. and International callers), passcode: 8437260. A digital audio replay in mp3 format will also be archived on the Company’s website.

Forward-Looking and Cautionary Statements

This report contains forward-looking statements, including the impact of legal proceedings in Croatia and Ukraine, the results of additional investment in Croatia and Ukraine, the implementation of an advertising sales strategy in the Czech Republic and cost reductions in the Czech and Slovak Republics, our ability to develop and implement multi-channel strategies generally, the growth of television advertising in our markets, the future economic conditions in our markets, future investments in television broadcast operations, the growth potential of advertising spending in our markets, and other business strategies and commitments. For these statements and all other forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, the general regulatory environments where we operate and application of relevant laws and regulations, the renewals of broadcasting licenses, our ability to implement strategies regarding sales and multi-channel distribution, the rate of development of advertising markets in countries where we operate, our ability to acquire necessary programming and the ability to attract audiences, our ability to obtain additional frequencies and licenses, and general market and economic conditions in these countries as well as in the United States and Western Europe.

This press release should be read in conjunction with our Form 10-K for the year ended December 31, 2006, which was filed with the Securities and Exchange Commission on March 1 2007.  The Company makes available, free of charge, on our website at http://www.cetv-net.com our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

CME is a TV broadcasting company operating leading networks in six Central and Eastern European countries with an aggregate population of approximately 90 million people. The Company’s television stations are located in Croatia (Nova TV), Czech Republic (TV Nova, Galaxie Sport), Romania (PRO TV, Acasa, PRO Cinema, PRO TV International), Slovakia (Markíza), Slovenia (POP TV, Kanal A) and Ukraine (Studio 1+1, Studio 1+1 International, Kino, Citi). CME is traded on the NASDAQ and the Prague Stock Exchange under the ticker symbol “CETV”.
###

For additional information, please visit www.cetv-net.com or contact:

Romana Tomasová, Director of Corporate Communications, Central European Media Enterprises +44 20 7430 5357 romana.tomasova@cme-net.com	Jonathan Lesko / Mike Smargiassi, Brainerd Communicators, Inc. +1-212-986-6667

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000’s, except share and per share data)

	For the Years Ended December 31,
	2006	2005 As restated	2004 As restated
Net revenues	$603,115	$400,978	$182,339
Operating costs	90,060	65,138	33,615
Cost of programming	227,509	148,837	71,793
Station selling, general and administrative expenses	65,412	46,382	22,112
Depreciation of station property, plant & equipment	25,795	16,367	6,429
Amortization of broadcast licenses and other intangibles	18,813	11,180	465
Corporate operating costs (including non-cash stock-based compensation of $3.6 million, $3.1 million and $10.2 million in 2006, 2005 and 2004, respectively)	34,104	25,547	29,254
Impairment charge	748	35,331	-
Operating income	140,674	52,196	18,671
Interest income/(expense), net	(37,863)	(25,263)	3,115
Foreign currency exchange gain/(loss), net	(44,908)	37,968	(574)
Change in fair value of derivatives	(12,539)	-	-
Other income/(expense)	3,038	(4,705)	(698)
Income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	48,402	60,196	20,514
Provision for income taxes	(14,962)	(16,691)	(11,089)
Income before minority interest, equity in income of unconsolidated affiliates and discontinued operations	33,440	43,505	9,425
Minority interest in income of consolidated subsidiaries	(13,602)	(8,908)	(4,106)
Equity in (loss)/income of unconsolidated affiliates	(730)	8,238	10,619
Gain on sale of unconsolidated affiliate	6,179	-	-
Net income from continuing operations	25,287	42,835	15,938
Net (loss)/income from discontinued operations	(4,863)	(513)	2,524
Net income	$20,424	$42,322	$18,462

PER SHARE DATA:
Net income/(loss) per share
Continuing operations - Basic	$0.63	$1.24	$0.57
Continuing operations - Diluted	0.62	1.21	0.55
Discontinued operations - Basic	(0.12)	(0.01)	0.09
Discontinued operations - Diluted	(0.12)	(0.01)	0.09
Net income - Basic	0.51	1.22	0.66
Net income - Diluted	$0.50	$1.19	$0.63

Weighted average common shares used in computing per share amounts (000s):
Basic	40,027	34,664	27,871
Diluted	40,600	35,430	29,100

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
(US$ 000’s, except share and per share data)
(Unaudited)

	For the Three Months Ended December 31,
	2006	2005 As restated	2004 As restated
Net revenues	$214,290	$152,498	$65,062
Operating costs	18,973	20,405	11,151
Cost of programming	78,321	53,964	24,964
Station selling, general and administrative expenses	20,224	14,126	7,552
Depreciation of station property, plant & equipment	7,954	6,300	1,613
Amortization of broadcast licenses and other intangibles	4,846	5,344	340
Corporate operating costs (including non-cash stock-based compensation of $1.2 million, $0.7 million and $3.1 million in 2006, 2005 and 2004, respectively)	10,085	9,439	8,828
Operating income	73,887	42,920	10,614
Interest (expense)/income, net	(9,690)	(10,312)	1,399
Foreign currency exchange (loss)/gain, net	(19,439)	7,682	215
Change in fair value of derivatives	(9,782)	-	-
Other income/(expense)	3,831	(176)	242
Income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	38,807	40,114	12,470
Provision for income taxes	(6,151)	(8,579)	(3,030)
Income before minority interest, equity in income of unconsolidated affiliates and discontinued operations	32,656	31,535	9,440
Minority interest in income of consolidated subsidiaries	(6,424)	(5,264)	(3,496)
Equity in income of unconsolidated affiliates	-	3,418	5,336
Net income from continuing operations	26,232	29,689	11,280
Net income from discontinued operations	-	4,863	1,626
Net income	$26,232	$34,552	$12,906

PER SHARE DATA:
Net income per share
Continuing operations - Basic	$0.64	$0.78	$0.40
Continuing operations - Diluted	0.64	0.77	0.38
Discontinued operations - Basic	-	0.13	0.06
Discontinued operations - Diluted	-	0.13	0.06
Net income - Basic	0.64	0.91	0.46
Net income - Diluted	$0.64	$0.90	$0.44

Weighted average common shares used in computing per share amounts (000s):
Basic	40,725	37,972	28,365
Diluted	41,276	38,554	29,333

Segment Data

We manage our business on a geographic basis, and review the performance of each geographic segment using data that reflects 100% of operating and license company results. Our segments are comprised of Croatia, the Czech Republic, Romania, the Slovak Republic, Slovenia and Ukraine.

We evaluate the performance of our segments based on Segment Net Revenues and Segment EBITDA, which include the results of certain entities (primarily our operations in the Slovak Republic) that were not consolidated until January 23, 2006.

Segment EBITDA is determined as segment net income/loss, which includes costs for program rights amortization, before interest, taxes, depreciation and amortization of broadcast licenses and other intangible assets. Items that are not allocated to our segments for purposes of evaluating their performance, and therefore are not included in Segment EBITDA, include:

•	expenses presented as corporate expenses in our consolidated statements of operations;

•	stock-based compensation charges;

•	foreign currency exchange gains and losses;

•	changes in the fair value of derivatives; and

•	certain unusual or infrequent items (e.g., gains and losses/impairments on assets or investments, gain on sale of unconsolidated affiliates).

We use Segment EBITDA as a component in determining management bonuses.

Below is a table showing our Segment EBITDA by operation and a reconciliation of these figures to our consolidated US GAAP results for the years ended December 31, 2006, 2005 and 2004, and for the three months ended December 31, 2006 and 2005:

Reconciliation Between Consolidated Statements of Operations
and Segment Data (non US-GAAP)

	SEGMENT FINANCIAL INFORMATION
	For the Years Ended December 31,
	(US $000's)
	Segment Net Revenues (1)			Segment EBITDA
	2006	2005	2004	2006	2005	2004
Country
Croatia (NOVA TV) (2)	$22,310	$22,030	$9,757	$(14,413)	$(15,866)	$(3,756)
Czech Republic (TV Nova) (3)	208,387	154,010	-	100,488	71,544	-
Romania (4)	148,616	103,321	76,463	65,860	43,803	25,198
Slovak Republic (MARKIZA TV)	73,420	64,266	61,576	20,805	17,240	18,975
Slovenia (POP TV and KANAL A)	54,534	48,770	45,388	19,842	19,337	19,077
Ukraine (STUDIO 1+1)	96,413	72,847	53,351	29,973	21,803	14,729
Ukraine (KINO, CITI) (5)	1,195	-	-	(3,713)	-	-
Total Segment Data	$604,875	$465,244	$246,535	$218,842	$157,861	$74,223

Reconciliation to Consolidated Statement of Operations:
Consolidated Net Revenues / Income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	$603,115	$400,978	$182,339	$48,402	$60,196	$20,514
Corporate operating costs (including non-cash stock-based compensation of $3.6 million, $3.1 million and $10.2 million in 2006, 2005 and 2004, respectively)	-	-	-	34,104	25,547	29,254
Impairment charge	-	-	-	748	35,331	-
Unconsolidated Equity Affiliates (6)	1,760	64,266	64,196	(1,292)	17,240	19,404
Depreciation of station assets	-	-	-	25,795	16,367	6,429
Amortization of broadcast licenses and other intangibles	-	-	-	18,813	11,180	465
Interest expense/(income), net	-	-	-	37,863	25,263	(3,115)
Foreign currency exchange loss/(gain), net	-	-	-	44,908	(37,968)	574
Change in fair value of derivatives	-	-	-	12,539	-	-
Other (income)/expense	-	-	-	(3,038)	4,705	698
Total Segment Data	$604,875	$465,244	$246,535	$218,842	$157,861	$74,223

(1) All net revenues are derived from external customers. There are no inter-segmental revenues.
(2) We acquired our Croatia operations in July 2004.
(3) We acquired our TV NOVA (Czech Republic) operations in May 2005 and GALAXIE SPORT in September 2005.
(4) Romanian networks are PRO TV, PRO CINEMA, ACASA and PRO TV INTERNATIONAL for the years ended December 31, 2006 and 2005 and PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL, PRO FM and INFOPRO for the year ended December 31, 2004.
(5) We acquired our Ukraine (KINO, CITI) operations in January 2006.
(6) Our Slovak Republic operations were accounted for as an equity affiliate until January 23, 2006.

	SEGMENT FINANCIAL INFORMATION
	For the Three Months Ended December 31,
	(US $000's)
	Segment Net Revenues (1)		Segment EBITDA
	2006	2005	2006	2005
Country
Croatia (NOVA TV)	$8,565	$5,239	$(2,774)	$(6,319)
Czech Republic (TV Nova)	71,384	65,363	40,916	31,318
Romania (2)	51,679	36,535	26,106	17,834
Slovak Republic (MARKIZA TV)	28,273	20,276	11,547	6,238
Slovenia (POP TV and KANAL A)	19,651	17,261	9,155	9,135
Ukraine (STUDIO 1+1)	34,297	28,100	13,799	12,035
Ukraine (KINO, CITI) (3)	441	-	(1,977)	-
Total Segment Data	$214,290	$172,774	$96,772	$70,241

Reconciliation to Consolidated Statement of Operations:
Consolidated Net Revenues / Income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	$214,290	$152,498	$38,807	$40,114
Corporate operating costs (including non-cash stock-based compensation of $1.2 million and $0.7 million in 2006 and 2005, respectively)	-	-	10,085	9,439
Unconsolidated Equity Affiliates (4)	-	20,276	-	6,238
Depreciation of station assets	-	-	7,954	6,300
Amortization of broadcast licenses and other intangibles	-	-	4,846	5,344
Interest expense, net	-	-	9,690	10,312
Foreign currency exchange loss/(gain), net	-	-	19,439	(7,682)
Change in fair value of derivatives	-	-	9,782	-
Other (income)/expense	-	-	(3,831)	176
Total Segment Data	$214,290	$172,774	$96,772	$70,241

(1) All net revenues are derived from external customers. There are no inter-segmental revenues.
(2) Romanian networks are PRO TV, PRO CINEMA, ACASA and PRO TV INTERNATIONAL.
(3) We acquired our Ukraine (KINO, CITI) operations in January 2006.
(4) Our Slovak Republic operations were accounted for as an equity affiliate until January 23, 2006.